Exhibit 10.10

Joinder to AMENDMENT TO Letter Agreement

This Joinder Agreement, dated as of January 9, 2026 (this “Joinder”), is executed and delivered by Simón Gaviria Muñoz, (“Muñoz”), pursuant to the amendment to letter agreement, dated as of September 15, 2025 (as amended, supplemented or otherwise modified from time to time in accordance with the terms thereof, the “Amendment to Letter Agreement”), by and among (i) Willow Lane Acquisition Corp., a Cayman Islands exempted company incorporated with limited liability (the “Company” or the “SPAC”), (ii) Willow Lane Sponsor, LLC, a Delaware limited liability company (the “Sponsor”), (iii) BTIG, LLC (“BTIG”), (iv) Boost Run Inc., a Delaware corporation (“Pubco”), (v) Boost Run Holdings, LLC, a Delaware limited liability company (the “Target Company”), and (vi) each of the Insiders party thereto. Capitalized terms used but not otherwise defined herein have the respective meanings set forth in the Amendment to Letter Agreement (or if not defined therein, in the Business Combination Agreement (as such term is defined in the Amendment to Letter Agreement)).

1.	Joinder to the Amendment to Letter Agreement. Upon the execution of this Joinder by Muñoz and delivery hereof to the Company and the Sponsor, Muñoz shall become party to the Amendment to Letter Agreement, and shall be bound by and subject to all of the terms and conditions of the Amendment to Letter Agreement, from and after the Closing as if he was an original “Insider” party thereto. Muñoz hereby acknowledges that he has received and reviewed a complete copy of the Amendment to Letter Agreement.

2.	Incorporation by Reference. All terms and conditions of the Amendment to Letter Agreement are hereby incorporated by reference in this Joinder as if set forth herein in full.

[Signature Page Follows]

IN WITNESS WHEREOF, Muñoz has duly executed and delivered this Joinder as of the date first above written.

By:	/s/ Simón Gaviria Muñoz
Name:	Simón Gaviria Muñoz

[Signature Page to Joinder Agreement]